   As filed with the Securities and Exchange Commission on July 7, 1999
                                                      Registration No. 333-77855
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------

                              Amendment No. 4
                                       To
                                    FORM S-1
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                                ---------------
                                BE INCORPORATED
             (Exact name of registrant as specified in its charter)

           Delaware                         7371                      94-3123667
 (State or other jurisdiction   (Primary Standard Industrial       (I.R.S. Employer
      of incorporation or         Classification Code Number)       Identification No.)
         organization)

                                ---------------
                               800 El Camino Real
                                   Suite 400
                              Menlo Park, CA 94025
                                 (650) 462-4100
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                ---------------
                              Jean-Louis F. Gassee
                            Chief Executive Officer
                                Be Incorporated
                               800 El Camino Real
                                   Suite 400
                              Menlo Park, CA 94025
                                 (650) 462-4100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ---------------
                                   Copies to:

           Andrei M. Manoliu, Esq.                       Michael J. Halloran, Esq.
             Tomas C. Tovar, Esq.                        Katharine A. Martin, Esq.
            Frank F. Rahmani, Esq.                          Dawn C. Steele, Esq.
              Cooley Godward LLP                       Pillsbury Madison & Sutro LLP
            Five Palo Alto Square                           2550 Hanover Street
             3000 El Camino Real                          Palo Alto, CA 94304-1115
           Palo Alto, CA 94306-2155                            (650) 233-4500
                (650) 843-5000

                                ---------------
  Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
    Title of Securities to be          Amounts to be            Proposed Maximum             Amount of
           Registered                  Registered (1)     Aggregate Offering Price (2)  Registration Fee (3)
------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value...         6,900,000                $69,000,000                 $19,182
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) Includes shares that the Underwriters have the option to purchase solely to cover over-allotments.
(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
(3) This amount was previously paid.
                                ---------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     Information Not Required In Prospectus

Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the distribution of the common stock being registered. All amounts are estimated, except the SEC Registration Fee, the NASD Filing Fee and the Nasdaq National Market Filing Fee:

   SEC Registration Fee.............................................     19,182
   NASD Filing Fee..................................................      5,900
   Nasdaq National Market Filing Fee................................     95,000
   Blue Sky Fees and Expenses.......................................      5,000
   Accounting Fees..................................................    300,000
   Legal Fees and Expenses..........................................    350,000
   Transfer Agent and Registrar Fees................................     10,000
   Printing and Engraving...........................................    150,000
   Miscellaneous....................................................    165,918
                                                                     ----------
       Total........................................................ $1,100,000
                                                                     ==========

Item 14. Indemnification of Directors and Officers

  The Registrant's Amended and Restated Certificate of Incorporation, filed as
Exhibit 3.1 to the Registration Statement, provides that directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law. The Registrant's bylaws, filed as Exhibit 3.2 to the Registration Statement, provide for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law. Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

  The Registrant intends to enter into indemnification agreements with each director and certain officers which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

  The form of Underwriting Agreement, filed as Exhibit 1.1 to the Registration Statement, provides for indemnification of the Registrant and its controlling persons against certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

  (a) Since January 1, 1996, the Company has issued and sold (without payment or any selling commissions to any person) the following registered securities:

(1) Since January 1, 1996, the Registrant issued 50,000 shares of common stock (net of repurchases) to one director at a weighted average purchase price of $0.10 per share. The sale and issuance of these securities were deemed to be exempt from registration under the Securities Act by virtue of
    Section 4(2) and Rule 701.

(2) Since January 1, 1996 and through March 31, 1999, the Registrant has granted stock options to purchase 11,435,126 shares of common stock (net of cancellations/expirations) to a total of 145 employees, consultants and non-employee directors at a weighted average exercise price of $1.85 per share pursuant to the Company's stock plans. The sale and issuance of these securities were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2), Rule 701 or Regulation S.

(3) On April 12, 1996, the Registrant issued and sold shares of Series 1 Convertible Preferred Stock convertible to an aggregate of 14,116,000 shares of common stock to a total of 45 private investors for an aggregate purchase price of $14,116,000. The sale and issuance of these securities were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2), Regulation D or Regulation S.

(4) On February 4, 1998 and December 23, 1998, the Registrant issued and sold shares of Series 2 Convertible Preferred Stock convertible to an aggregate of 8,276,730 shares of common stock to a total of 34 private investors for an aggregate purchase price of $26,899,372.50. The sale and issuance of these securities were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2), Regulation D or Regulation S.

(5) As of March 31, 1999, 5,524,779 shares of common stock had been issued upon exercise of options and 1,943,347 shares of common stock were issuable upon exercise of outstanding options under the Registrant's 1992 Stock Option Plan. The sale and issuance of these securities were deemed to be exempt from registration under the Securities Act by virtue of
    Section 4(2) and Rule 701.

(6) On April 12, 1996, the Registrant issued warrants to purchase an aggregate of 1,219,648 shares of common stock to 28 private investors for an aggregate exercise price of $1.00. The sale and issuance of these securities were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2), Regulation D or Regulation S.

(7) On May 31, 1998 and December 23, 1998, the Company issued warrants to purchase an aggregate of 112,875 shares of common stock to Cowen & Company for an aggregate exercise price of $3.58 as payment of investor banking fees. The sale and issuance of these securities were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) and Regulation D.

(8) On July 20, 1998 and December 23, 1998, the Company issued shares of Series 2 Convertible Preferred Stock convertible into an aggregate of 106,144 shares of common stock to Cowen & Company as payment of investor banking fees. The sale and issuance of these securities were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) and Regulation D.

(9) On December 23, 1998, the Registrant issued warrants to purchase an aggregate of 1,538,462 shares of common stock to Intel Corporation for an aggregate exercise price of $3.25. The sale and issuance of these securities were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) and Regulation D.

  The issuance described in Item 15(a)(1) was or will be exempt from registration under Section 2(3) of the Securities Act on the basis that such transaction did not involve a "sale" of securities.

  The sales and issuances of securities in the above transactions deemed to be exempt from registration under the Securities Act by virtue of Section 4(2), Regulation S or Rule 701 promulgated thereunder, are transactions by an issuer not involving any public offering, in that the purchasers in each case represented their intention to acquire the securities for investment only and not with a view to the distribution thereof, received either adequate information about the Registrant or had access, through employment or other relationship, to such information, and the securities were offered and sold, either pursuant to a written compensatory benefit plan or pursuant to a written contract relating to compensation as provided by Rule 701. Appropriate legends are affixed to the stock certificates issued in such transactions.

  The sales and issuances of securities in the above transactions deemed to be exempt from registration under the Securities Act by virtue of Section 4(2), Regulation D or Regulation S promulgated thereunder are transactions by an issuer not involving any public offering. The purchasers in each case represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate legends are affixed to the stock certificates issued in such transactions. Similar legends were imposed in connection with any subsequent sales of any such securities. All recipients received either adequate information about the Registrant or had access, through employment or other relationships, to such information.

  There were no underwritten offerings employed in connection with any of the transactions set forth in Item 15(a).

Item 16. Exhibits and Financial Statement Schedules

  (a) Exhibits

    1.1* Form of Underwriting Agreement
    3.1* Form of Amended and Restated Certificate of Incorporation to be filed upon the closing of the offering made pursuant to this registration statement.
    3.2* Bylaws
    4.1* Form of common stock certificate
    4.2* Form of Warrant to purchase an aggregate of up to 1,219,648 shares of common stock issued in connection with Series 1 convertible preferred stock financing.
    4.3* Warrant to purchase up to 103,177 shares of common stock, dated May
         31, 1998, issued by Be Incorporated to Financial Square Partners, L.P.
    4.4* Warrant to purchase up to 9,688 shares of common stock, dated December
         23, 1998, issued by Be Incorporated to Financial Square Partners, L.P.
    4.5* Warrant to purchase up to 1,538,462 shares of common stock, dated
         December 23, 1998, issued by Be Incorporated to Intel Corporation.
    4.6* Amended and Restated Investor's Rights Agreement, dated February 4,
         1998.
    5.1* Opinion of Cooley Godward LLP
   10.1* Form of Indemnity Agreement by and between Be Incorporated and its directors and officers
 10.2.1* 1992 Stock Option Plan
 10.2.2* Form of 1992 Stock Option Agreement
 10.3.1* 1999 Equity Incentive Plan
 10.3.2* Form of 1999 Equity Incentive Plan Stock Option Agreement
 10.3.3* Form of 1999 Stock Option Grant Notice
 10.4.1* Employee Stock Purchase Plan
 10.4.2* Form of Employee Stock Purchase Plan Offering
 10.5.1* 1999 Non-Employee Directors' Stock Option Plan
 10.5.2* Form of Nonstatutory Stock Option
 10.6.1* Office Lease, dated June 24, 1994, by and between Menlo Station
         Development and Be Incorporated.
 10.6.2* Amendment to Office Lease, dated April 10, 1997, by and between Menlo
         Station Development and Be Incorporated.
   10.7* Employment Agreement, dated June 22, 1998, by and between Be
         Incorporated and Wesley S. Saia.
   10.8* Employment Agreement, dated March 12, 1999, by and between Be
         Incorporated and Roy Graham.
   10.9* Employment Agreement, dated October 9, 1998, by and between Be
         Incorporated and Jean R. Calmon.
 10.10*  Stock Purchase Agreement, dated May 1, 1998, by and among StarCode
         Software, Inc., the Stockholders of StarCode Software, Inc., and Be
         Incorporated.
 10.11+  Software Distribution Agreement, dated November 5, 1998 between Be
         Incorporated and Plat'Home Co. Ltd.
   21.1* List of Subsidiaries
   23.1  Consent of PricewaterhouseCoopers LLP, independent accountants
   23.2* Consent of Cooley Godward LLP (included in Exhibit 5.1)
   24.1* Power of Attorney
   27.1* Financial Data Schedule

--------
 *Previously filed.
 +Confidential treatment requested with respect to portions of this Exhibit.

  (b) Financial Statement Schedules

    Schedule II--Valuation and Qualifying Accounts

  Other schedules are omitted because they are not applicable, or because the information is included in the Financial Statements or the Notes thereto.

Item 17. Undertakings

  A. The Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  C. The Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   Signatures

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 7, 1999.

                                         Be Incorporated

                                             /s/ Jean-Louis F. Gassee
                                         By:___________________________________
                                         Name: Jean-Louis F. Gassee
                                         Title:  President, Chief Executive
                                              Officer and  Director

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                            Title(s)                           Date
 ---------                            --------                           ----
 /s/ Jean-Louis F. Gassee             President, Chief Executive         July 7, 1999
 ____________________________________ Officer and Director (Principal
   Jean-Louis F. Gassee               Executive Officer)

 /s/ Wesley S. Saia                   Vice President and Chief           July 7, 1999
 ____________________________________ Financial Officer
   Wesley S. Saia

  Christian E. Marchandise*           Director                           July 7, 1999
 ____________________________________
   Christian E. Marchandise

  Barry M. Weinman*                   Director                           July 7, 1999
 ____________________________________
   Barry M. Weinman

  Garrett P. Gruener*                 Director                           July 7, 1999
 ____________________________________
   Garrett P. Gruener

  Stewart Alsop *                     Director                           July 7, 1999
 ____________________________________
   Stewart Alsop


  /s/ Jean-Louis F. Gassee                   /s/ Wesley S. Saia
*By:__________________________           *By:__________________________
    Jean-Louis F. Gassee                       Wesley S. Saia
    Attorney-in-fact                           Attorney-in-fact

       Report of Independent Accountants on Financial Statement Schedule

To the Board of Directors of Be, Incorporated;

Our audits of the consolidated financial statements referred to in our report dated April 2, 1999 appearing on page F-2 of this Form S-1 also included an audit of the financial statement schedule listed under item 16(B) of this Form S-1. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP
San Jose, California
April 2, 1999

                                                                     SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (in thousands)

                                                Additions
                                     Balance at Charged to            Balance at
                                     Beginning  Costs and               Ending
                                     of Period   Expenses  Deductions of Period
Year Ended December 31, 1996
  Allowance for sales returns.......   $  --       $ --       $ --       $ --

Year Ended December 31, 1997
  Allowance for sales return........   $  --       $ --       $ --       $ --

Year Ended December 31, 1998
  Allowance for sales returns.......   $  --       $ 17       $  7       $ 10

                               Index to Exhibits

 Number  Description
 ------  ----------------------------------------------------------------------
    1.1* Form of Underwriting Agreement
    3.1* Form of Amended and Restated Certificate of Incorporation to be filed upon the closing of the offering made pursuant to this registration statement.
    3.2* Bylaws
    4.1* Form of common stock certificate
    4.2* Form of Warrant to purchase an aggregate of up to 1,219,648 shares of common stock issued in connection with Series 1 convertible preferred stock financing.
    4.3* Warrant to purchase up to 103,177 shares of common stock, dated May
         31, 1998, issued by Be Incorporated to Financial Square Partners, L.P.
    4.4* Warrant to purchase up to 9,688 shares of common stock, dated December
         23, 1998, issued by Be Incorporated to Financial Square Partners, L.P.
    4.5* Warrant to purchase up to 1,538,462 shares of common stock, dated
         December 23, 1998, issued by Be Incorporated to Intel Corporation.
    4.6* Amended and Restated Investor's Rights Agreement, dated February 4,
         1998.
    5.1* Opinion of Cooley Godward LLP
   10.1* Form of Indemnity Agreement by and between Be Incorporated and its directors and officers
 10.2.1* 1992 Stock Option Plan
 10.2.2* Form of 1992 Stock Option Agreement
 10.3.1* 1999 Equity Incentive Plan
 10.3.2* Form of 1999 Equity Incentive Plan Stock Option Agreement
 10.3.3* Form of 1999 Stock Option Grant Notice
 10.4.1* Employee Stock Purchase Plan
 10.4.2* Form of Employee Stock Purchase Plan Offering
 10.5.1* 1999 Non-Employee Directors' Stock Option Plan
 10.5.2* Form of Nonstatutory Stock Option
 10.6.1* Office Lease, dated June 24, 1994, by and between Menlo Station
         Development and Be Incorporated.
 10.6.2* Amendment to Office Lease, dated April 10, 1997, by and between Menlo
         Station Development and Be Incorporated.
   10.7* Employment Agreement, dated June 22, 1998, by and between Be
         Incorporated and Wesley S. Saia.
   10.8* Employment Agreement, dated March 12, 1999, by and between Be
         Incorporated and Roy Graham.
   10.9* Employment Agreement, dated October 9, 1998, by and between Be
         Incorporated and Jean R. Calmon.
 10.10*  Stock Purchase Agreement, dated May 1, 1998, by and among StarCode
         Software, Inc., the Stockholders of StarCode Software, Inc., and Be
         Incorporated.
 10.11+  Software Distribution Agreement, dated November 5, 1998 between Be
         Incorporated and Plat'Home Co. Ltd.
   21.1* List of Subsidiaries
   23.1  Consent of PricewaterhouseCoopers LLP, independent accountants
   23.2* Consent of Cooley Godward LLP (included in Exhibit 5.1)
   24.1* Power of Attorney
   27.1* Financial Data Schedule

--------
 *Previously filed.
 +Confidential treatment requested with respect to portions of this Exhibit.